SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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[ ]	Definitive Information Statement

Soyodo Group Holdings, Inc.
(Name of Registrant as Specified In Its Charter)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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SOYODO GROUP HOLDINGS, INC.
Unit 2, 15 Fl., 83, Nankan Rd. Sec. 1,
Luchu Taoyuan County
Taiwan

NOTICE OF ACTION BY WRITTEN CONSENT OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN that the holders of more than a majority of the outstanding common stock of Soyodo Group Holdings, Inc., a Delaware corporation, have approved the following actions without a meeting of stockholders in accordance with Section 228 of the Delaware General Corporation Law:

The approval of the amendment to the certificate of incorporation;

The action will become effective on the 20th day after the definitive Information Statement is mailed to our stockholders.

The enclosed information statement contains information pertaining to the matters acted upon.

WE ARE NOT ASKING YOU FOR A PROXY,
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

By order of the Board of Directors

/s/Sheng-Peir Yang
Secretary

March *, 2008

SOYODO GROUP HOLDINGS, INC.
Unit 2, 15 Fl., 83, Nankan Rd. Sec. 1,
Luchu Taoyuan County
Taiwan

INFORMATION STATEMENT

Action by Written Consent of Stockholders

GENERAL INFORMATION

WE ARE NOT ASKING YOU FOR A PROXY,
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This information statement is being furnished in connection with the action by written consent of stockholders taken without a meeting of a proposal to approve the actions described in this information statement. We are mailing this information statement to our stockholders on or about March , 2008.

What action was taken by written consent?

We obtained stockholder consent for the approval of our restated certificate of incorporation;

How many shares of common stock were outstanding on March 5, 2008?

On March 5, 2008, the date we received the consent of the holders of more than a majority of the outstanding shares, there were 90,195,000 shares of common stock outstanding.

What vote was obtained to approve the restated certificate of incorporation described in this information statement?

We obtained the approval of the holders of more than 50% of our outstanding shares of common stock that were entitled to give such consent. Our chief executive officer, Sheng-Peir Yang, owns 55,347,48 shares, or approximately 61.3% of our outstanding common stock.

Who is paying the cost of this information statement?

We will pay for preparing, printing and mailing this information statement.

AMENDMENT TO THE ARTICLES OF INCORPORATION

THREE FOR ONE REVERSE SPLIT

On March 5, 2008, the majority stockholders of the Company authorized and approved an amendment to our Certificate of Incorporation to effect a reverse stock split pursuant to which 90,195,000 currently outstanding shares of Common Stock (the "Old Shares") would be automatically converted into 30,065,000 shares of common stock (the "New Shares"). The text of the form of amendment to our Certificate of Incorporation is attached to this information statement as Exhibit A. The reason for the reverse stock split is to increase the per share stock price. The Company believes that if it is successful in maintaining a higher stock price, the stock will generate greater interest among professional investors and institutions. If the Company is successful in generating interest among such entities, it is anticipated that the shares of its common stock would have greater liquidity and a stronger investor base. No assurance can be given, however, that the market price of the New Shares will rise in proportion to the reduction in the number of outstanding shares resulting from the reverse stock split. The New Shares issued pursuant to the reverse stock split will be fully paid and non-assessable. All New Shares will have the same par value, voting rights and other rights as Old Shares. Stockholders of the Company do not have preemptive rights to acquire additional shares of common stock, which may be issued.

The one for three reverse stock split is being effectuated by reducing the number of issued and outstanding shares at the ratio of 3 for 1. The authorized number of shares of common stock shall not be impacted by the reverse stock split. Accordingly, as a result of the reverse stock split, the Company will have 120,000,000 authorized unissued shares, which shares may be issued in connection with acquisitions or subsequent financings. There can be no assurance that the Company will be successful in making any such acquisitions or obtaining any such financings. In addition, the reverse stock split has potentially dilutive effects on each of the shareholders. Each of the shareholders may be diluted to the extent that any of the authorized but unissued shares are subsequently issued.

The reverse stock split will not alter any shareholder's percentage interest in the Company's equity, except to the extent that the reverse stock split results in any of the Company's shareholders owning a fractional share. No fractional shares shall be issued. Any shareholder who beneficially owns a fractional share of the Company's common stock after the reverse stock split, will receive a cash payment in lieu of such fractional share. The principal effects of the reverse stock split will be that the number of shares of Common Stock issued and outstanding will be reduced from 90,195,000 to approximately 30,065,000. The reverse stock split will become effective at 5:00 p.m. Eastern Standard time on the day of the filing of the amendment to the Company's Certificate of Incorporation with the Secretary of State of the State of Delaware

In addition, commencing with the effective date of the reverse stock split, all outstanding options entitling the holders thereof to purchase shares of the Company's common stock will entitle such holders to receive, upon exercise of their options, one-third of the number of shares of the Company's common stock which such holders may purchase upon exercise of their options. In addition, commencing on the effective date of the reverse stock split, the exercise price of all outstanding options will be increased by 3.

Under the Delaware General Corporation Law, the state in which the Company is incorporated, the reverse stock split does not require the Company to provide dissenting shareholders with a right of appraisal and the Company will not provide shareholders with such right.

The Company believes that the Federal income tax consequences of the reverse stock split to holders of common stock will be as follows:

(i) Except as explained in (v) below, no income gain or loss will be recognized by a shareholder on the surrender of the current shares or receipt of the certificate representing new post-split shares.

(ii) Except as explained in (v) below, the tax basis of the New Shares will equal the tax basis of the Old Shares exchanged therefor.

(iii) Except as explained in (v) below, the holding period of the New Shares will include the holding period of the Old Shares if such Old Shares were held as capital assets.

(iv) The conversion of the Old Shares into the new shares will produce no taxable income or gain or loss to the Company.

(v) The Federal income tax treatment of the receipt of the additional fractional interest by a shareholder is not clear and may result in tax liability not material in amount in view of the low value of such fractional interest.

The Company's opinion is not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed above.

THE ABOVE REFERENCED IS A BRIEF SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON THE PARTICIPANTS AND THE COMPANY WITH RESPECT TO THE STOCK SPLIT. THIS SUMMARY DOES NOT PURPORT TO BE COMPLETE AND DOES NOT ADDRESS THE FEDERAL INCOME TAX CONSEQUENCES TO TAXPAYERS WITH SPECIAL TAX STATUS. IN ADDITION, THIS SUMMARY DOES NOT DISCUSS THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE, AND DOES NOT DISCUSS ESTATE, GIFT OR OTHER TAX CONSEQUENCES OTHER THAN INCOME TAX CONSEQUENCES. THE COMPANY ADVISES EACH PARTICIPANT TO CONSULT HIS OR HER OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF THE STOCK SPLIT AND FOR REFERENCE TO APPLICABLE PROVISIONS OF THE CODE.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of February 5, 2008 with respect to the beneficial ownership of the Company’s outstanding common stock by (i) any holder of more than five (5%) percent; (ii) each of the named executive officers, directors and director nominees; and (iii) our directors, director nominees and named executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.

Name of Beneficial Owner (1)	Common Stock Beneficially Owned	Percentage of Common Stock (2)
Sheng-Peir Yang	55,347,485	61.3%
Chi Pi Yun	2,049,907	2.3%
Li Shen-Ren	4,099,814	4.5%
All officers and directors as a group (5 persons)	61,497,205	68.2%

(1)	Except as otherwise indicated, the address of each beneficial owner is c/o Omphalos, Inc. Unit 2, 15 Fl., 83, Nankan Rd. Sec. 1, Luchu Taoyuan Country, Taiwan
(2)
Applicable percentage ownership is based on an assumption of 90,195,000 shares of common stock issued and outstanding as of February 5, 2008. The number of shares beneficially owned by a person includes shares of common stock underlying options or warrants held by that person that are currently exercisable or exercisable within 60 days of February 5, 2008. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that are currently obtainable or obtainable within 60 days of February 5, 2008 by exercise or conversion of other securities are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Executive Officers and Directors

Below are the names and certain information regarding the Company's executive officers and directors:

Name	Age	Position
Sheng-Peir Yang	50	Chief Executive Officer, President and Director
Chi Pi Yun	36	Chief Financial Officer
Li Shen-Ren	44	Chief Operating Officer

_____________
Shen-Peir Yang, Chief Executive Officer

Mr. Yang has been President of Omphalos since 1991. He holds a degree in Mechanical Engineering from National Taipei University of Technology.

Chu Pi Yun, Chief Financial Officer

Ms. Yun has been with Omphalos since 2000. During that time she functioned in various accounting related positions. She was appointed our Chief Financial Officer in October 2007. Ms. Yun has done extensive accounting coursework.

Li Shen-Ren, Chief Operating Officer

Mr. Shen-Ren has been with Omphalos since 1997. He has worked primarily in sales and was appointed our Chief Operating Officer in 2007. He holds a degree from the Department of Mechanics at Taiwan Technical University.

Our directors and officers hold office until the earlier of their resignation, or removal or until their successors have been duly elected and qualified.

ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-KSB and 10-QSB (the "1934 Act Filings") with the Securities and Exchange Commission (the "Commission"). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").

The following documents as filed with the Commission by the Company are incorporated herein by reference:

1.   Current Report on Form 8-K/Afiled on February 20, 2008

The Company will furnish a copy of any exhibit, or filing of the Company that is incorporated by reference hereto or other information, without charge, upon request by a stockholder to Sheng-Peir Yang, Chief Executive Officer, Soyodo Group Holdings, Inc., Unit 2, 15 Fl., 83, Nankan Rd. Sec. 1, Luchu Taoyuan Country, Taiwan; 011-8863-322-9658.

EXHIBIT INDEX

Exhibit A Certificate of Amendment to the Certificate of Incorporation

By Order of the Board of Directors

/s/Sheng-Peir Yang Sheng-Peir Yang Secretary

Dated: *, 2008

Exhibit A

CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF INCORPORATION
OF
SOYODO GROUP HOLDINGS, INC.

The undersigned, being the Chief Executive Officer of SOYODO GROUP HOLDINGS, INC., a corporation existing under the laws of the State of Delaware, does hereby certify under the seal of the said corporation as follows:

1. The present name of the corporation (hereinafter called the "Corporation") is Soyodo Group Holdings, Inc. The date of filing the original certificate of incorporation of the Corporation with the Secretary of State of the State of Delaware is February 11, 2003.

2. The certificate of incorporation of the Corporation, as previously amended, is hereby amended by replacing Article Fourth in its entirety:

“The total authorized capital stock of the Corporation shall be 120,000,000 shares of Common Stock, par value $0.0001 per share The outstanding shares of Common Stock shall be reverse split on a one-for-three basis, effective as of the effective date of this Certificate of Amendment. The number of authorized, but unissued shares shall not be affected by the reverse stock split. No fractional shares shall be issued in connection with the reverse split and any shareholder who beneficially owns a fractional share of the Corporation's common stock after the reverse stock split, will receive a cash payment in lieu of such fractional share.”

2. The amendment of the certificate of incorporation herein certified has been duly adopted by the unanimous written consent of the Corporation's Board of Directors and stockholders holding a majority of the outstanding shares of common stock of the Corporation in accordance with the provisions of Sections
141(f), 228 and 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereunto affixed and this Certificate of Amendment of the Corporation's Certificate of Incorporation, as amended, to be signed by Sheng-Peir Yang, its Chief Executive Officer and Secretary, this * day of March, 2008.

SOYODO GROUP HOLDINGS, INC.

By: ________________ Name: Sheng-Peir Yang Title: Chief Executive Officer